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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-30821 on Form S-3 of United Leisure Corporation of our report dated March 17, 2000, appearing in the Annual Report on Form 10-KSB of United Leisure Corporation for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                         /s/ Hollander, Lumer & Co. LLP
                                         ------------------------------
                                         Hollander, Lumer & Co. LLP


Los Angeles, California
April 13, 2000